Exhibit 99.1

800 Boylston St., Boston, Massachusetts 02199 56 Prospect St., Hartford, Connecticut 06103-2818
News Release

Eversource Energy Reports Second Quarter 2017 Results

(HARTFORD, Conn. and BOSTON, Mass. – July 27, 2017)  Eversource Energy (NYSE: ES) today reported earnings of $230.7 million, or $0.72 per share, in the second quarter of 2017, compared with earnings of $203.6 million, or $0.64 per share, in the second quarter of 2016.  In the first half of 2017, Eversource Energy earned $490.2 million, or $1.54 per share, compared with earnings of $447.8 million, or $1.41 per share, in the first half of 2016.

“We experienced a very solid first half of 2017, delivering efficient, effective and reliable service to our 3.7 million customers and continuing to invest in New England’s clean energy future, “ said Jim Judge, Eversource chairman, president and chief executive officer.  “We continue to project 2017 earnings of $3.05 to $3.20 per share, a level that is consistent with our 5-7 percent long-term EPS growth rate.”

Electric Transmission

Eversource Energy’s transmission segment earned $96.4 million in the second quarter of 2017 and $190.6 million in the first half of 2017, compared with earnings of $92.5 million in the second quarter of 2016 and $178.2 million in the first half of 2016.  The improved results were primarily due to an increased level of investment in Eversource Energy’s transmission system, partially offset by a lower level of revenue in 2017 related to annual reconciliations under Eversource’s transmission tariffs.

Electric Distribution and Generation

Eversource Energy’s electric distribution and generation segment earned $121.9 million in the second quarter of 2017 and $236 million in the first half of 2017, compared with earnings of $102.8 million in the second quarter of 2016 and $211.3 million in the first half of 2016.  The improved year-to-date results primarily reflect lower operation and maintenance expense and higher distribution revenues, partially offset by higher depreciation expense.

Natural Gas Distribution

Eversource Energy’s natural gas distribution segment earned $4.5 million in the second quarter of 2017 and $55.3 million in the first half of 2017, compared with earnings of $8 million in the second quarter of 2016 and $58.9 million in the first half of 2016.  Lower second quarter results were due primarily to lower sales due to milder early spring temperatures in 2017, as well as higher depreciation and operation and maintenance expense.

Parent and Other Companies

Eversource Energy parent and other companies earned $7.9 million in the second quarter of 2017 and $8.3 million in the first half of 2017, compared with earnings $0.3 million in the second quarter of 2016 and a net loss of $0.6 million in the first half of 2016.  Improved results were due largely to second-quarter 2017 gains related to Eversource Energy’s long-time investment in a fund holding certain renewable energy facilities.  That investment historically has had little impact on results.

The following table reconciles 2017 and 2016 second quarter and first six months earnings per share:

		Second Quarter	First Six Months
2016	Reported EPS	$0.64	$1.41
	Higher transmission earnings in 2017	0.01	0.04
	Higher retail electric revenues in 2017	0.02	0.04
	Lower natural gas revenues in 2017	(0.01)	--
	Lower non-tracked O&M in 2017	0.04	0.04
	Higher property tax, depreciation, and interest expense in 2017	(0.02)	(0.04)
	All other, net, including higher Other Income	0.04	0.05
2017	Reported EPS	$0.72	$1.54

Financial results for the second quarter and first half of 2017 and 2016 are noted below:

Three months ended: (in millions, except EPS)	June 30, 2017	June 30, 2016	Increase/ (Decrease)	2017 EPS[1]
Electric Distribution/Generation	$121.9	$102.8	$19.1	$0.38
Natural Gas Distribution	4.5	8.0	(3.5)	0.01
Electric Transmission	96.4	92.5	3.9	0.30
Eversource Parent and Other Companies	7.9	0.3	7.6	0.03
Reported Earnings	$230.7	$203.6	$27.1	$0.72

Six months ended: (in millions, except EPS)	June 30, 2017	June 30, 2016	Increase/ (Decrease)	2017 EPS[1]
Electric Distribution/Generation	$236.0	$211.3	$24.7	$0.74
Natural Gas Distribution	55.3	58.9	(3.6)	0.17
Electric Transmission	190.6	178.2	12.4	0.60
Eversource Parent and Other Companies	8.3	(0.6)	8.9	0.03
Reported Earnings	$490.2	$447.8	$42.4	$1.54

Retail sales data:

Three months ended:	June 30, 2017	June 30, 2016	% Change
Electric Distribution (Gwh)
Traditional	6,524	6,605	(1.2%)
Decoupled	5,640	5,798	(2.7%)
Total Electric Distribution	12,164	12,403	(1.9%)

Natural Gas Distribution (mmcf)
Traditional	7,778	8,315	(6.5%)
Decoupled and Special Contracts	9,238	9,521	(3.0%)
Total Natural Gas Distribution	17,016	17,836	(4.6%)

Six months ended:	June 30, 2017	June 30, 2016	% Change
Electric Distribution (Gwh)
Traditional	13,495	13,601	(0.8%)
Decoupled	11,840	12,022	(1.5%)
Total Electric Distribution	25,335	25,623	(1.1%)

Natural Gas Distribution (mmcf)
Traditional	26,683	26,300	1.5%
Decoupled and Special Contracts	31,479	30,884	1.9%
Total Natural Gas Distribution	58,162	57,184	1.7%

Eversource Energy has approximately 317 million common shares outstanding.  It operates New England’s largest energy delivery system, serving approximately 3.7 million customers in Connecticut, Massachusetts and New Hampshire.  Eversource is recognized as the top U.S. utility for its energy efficiency programs by the sustainability advocacy organization Ceres.

CONTACT:

Jeffrey R. Kotkin

(860) 665-5154

Note:  Eversource Energy will webcast a conference call with senior management on July 28, 2017, beginning at 9 a.m. Eastern Time.  The webcast and associated slides can be accessed through Eversource’s website at www.eversource.com.

1 All per share amounts in this news release are reported on a diluted basis.  The only common equity securities that are publicly traded are common shares of Eversource Energy.  The earnings and EPS of each business do not represent a direct legal interest in the assets and liabilities allocated to such business, but rather represent a direct interest in Eversource Energy's assets and liabilities as a whole.  EPS by business is a non-GAAP (not determined using generally accepted accounting principles) measure that is calculated by dividing the net income or loss attributable to controlling interests of each business by the weighted average diluted Eversource Energy common shares outstanding for the period.  Management uses this non-GAAP financial measure to evaluate earnings results, provide details of earnings results by business, and more fully compare and explain our second quarter and first half 2017 and 2016 results.  Management believes that this measurement is useful to investors to evaluate the actual and projected financial performance and contribution of Eversource Energy’s businesses.  Non-GAAP financial measures should not be considered as alternatives to Eversource consolidated net income attributable to controlling interests or EPS determined in accordance with GAAP as indicators of Eversource Energy’s operating performance.

This news release includes statements concerning Eversource Energy’s expectations, beliefs, plans, objectives, goals, strategies, assumptions of future events, future financial performance or growth and other statements that are not historical facts.  These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  In some cases, readers can identify these forward-looking statements through the use of words or phrases such as “estimate, “expect,” “anticipate,” “intend,” “plan,” “project,” “believe,” “forecast,” “should,” “could” and other similar expressions.  Forward-looking statements involve risks and uncertainties that may cause actual results or outcomes to differ materially from those included in the forward-looking statements.  Factors that may cause actual results to differ materially from those included in the forward-looking statements include, but are not limited to, cyber breaches, acts of war or terrorism, or grid disturbances;  actions or inaction of local, state and federal regulatory, public policy and taxing bodies; changes in business conditions, which could include disruptive technology related to Eversource’s current or future business model; changes in economic conditions, including impact on interest rates, tax policies, and customer demand and payment ability; fluctuations in weather patterns; changes in laws, regulations or regulatory policy; changes in levels or timing of capital expenditures; disruptions in the capital markets or other events that make Eversource’s access to necessary capital more difficult or costly; developments in legal or public policy doctrines; technological developments; changes in accounting standards and financial reporting regulations; actions of rating agencies; and other presently unknown or unforeseen factors.

Other risk factors are detailed in Eversource’s reports filed with the Securities and Exchange Commission (SEC) and updated as necessary, and are available on Eversource Energy’s website at www.eversource.com and the SEC’s website at www.sec.gov.  All such factors are difficult to predict and contain uncertainties that may materially affect Eversource Energy’s actual results many of which are beyond our control.  You should not place undue reliance on the forward-looking statements; each speaks only as of the date on which such statement is made, and, except as required by federal securities laws, Eversource Energy undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

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